Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-___) on Form S-4 of Document Security Systems, Inc. of our report dated March 19, 2012, relating to our audits of the consolidated financial statements of Document Security Systems, Inc. as of December 31, 2011 and 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts".

/s/ FREED MAXICK CPAS, P.C.

(Formerly known as Freed Maxick & Battaglia, CPAs, PC)

Buffalo, New York

November 23, 2012